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                                                                EXHIBIT 23(A)(1)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To First Chicago Corporation:

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 14, 1993, incorporated by reference in First Chicago Corporation's Form 10-K for the year ended December 31, 1992, as amended by the Corporation's Form 8 dated March 12, 1993, and to the reference to our Firm under the caption "Experts" in this Registration Statement.

                                          Arthur Andersen & Co.

Chicago, Illinois
February 10, 1994